UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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TE CONNECTIVITY LTD.
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Your Vote Counts! TE CONNECTIVITY LTD. MÜHLENSTRASSE 26 CH-8200 SCHAFFHAUSEN, SWITZERLAND TE CONNECTIVITY LTD. 2024 Annual General Meeting Vote by March 12, 2024 5:00 p.m., Central European Time You invested in TE CONNECTIVITY LTD. and it’s time to vote! You have the right to vote on proposals being presented at the Annual General Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on March 13, 2024. Get informed before you vote View the Notice and Proxy Statement and Annual Report to Shareholders online OR you can receive a free paper or email copy of the material(s) by requesting prior to February 28, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # V27304-P01616

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of eleven (11) director nominees proposed by the Board of Directors	
1a.	Jean-Pierre Clamadieu	For
1b.	Terrence R. Curtin	For
1c.	Carol A. ("John") Davidson	For
1d.	Lynn A. Dugle	For
1e.	William A. Jeffrey	For
1f.	Syaru Shirley Lin	For
1g.	Heath A. Mitts	For
1h.	Abhijit Y. Talwalkar	For
1i.	Mark C. Trudeau	For
1j.	Dawn C. Willoughby	For
1k.	Laura H. Wright	For
2.	To elect Carol A. ("John") Davidson as the Chairman of the Board of Directors	For
3.	To elect the individual members of the Management Development and Compensation Committee	
3a.	Abhijit Y. Talwalkar	For
3b.	Mark C. Trudeau	For
3c.	Dawn C. Willoughby	For
4.	To elect Proxy Voting Services GmbH, in Zurich, as the independent proxy at TE Connectivity's 2025 Annual General Meeting of shareholders and also at any shareholder meeting that may be held prior to the 2025 Annual General Meeting	For
5.1	To approve the 2023 Annual Report of TE Connectivity Ltd. (excluding the statutory financial statements for the fiscal year ended September 29, 2023, the consolidated financial statements for the fiscal year ended September 29, 2023 and the Swiss Statutory Compensation Report for the fiscal year ended September 29, 2023)	For
5.2	To approve the statutory financial statements of TE Connectivity Ltd. for the fiscal year ended September 29, 2023	For
5.3	To approve the consolidated financial statements of TE Connectivity Ltd. for the fiscal year ended September 29, 2023	For
6.	To release the members of the Board of Directors and executive officers of TE Connectivity for activities during the fiscal year ended September 29, 2023	For
7.1	To elect Deloitte & Touche LLP as TE Connectivity's independent registered public accounting firm for fiscal year 2024	For
7.2	To elect Deloitte AG, Zurich, Switzerland, as TE Connectivity's Swiss registered auditor until the next Annual General Meeting of TE Connectivity	For
7.3	To elect PricewaterhouseCoopers AG, Zurich, Switzerland, as our special auditor until our next Annual General Meeting	For
8.	An advisory vote to approve named executive officer compensation	For
9.	An advisory vote to approve the Swiss Statutory Compensation Report for the fiscal year ended September 29, 2023	For
10.	A binding vote to approve fiscal year 2025 maximum aggregate compensation amount for executive management	For
11.	A binding vote to approve fiscal year 2025 maximum aggregate compensation amount for the Board of Directors	For
12.	To approve the carryforward of unappropriated accumulated earnings at September 29, 2023	For
13.	To approve a dividend payment to shareholders equal to $2.60 per issued share to be paid in four equal quarterly installments of $0.65 starting with the third fiscal quarter of 2024 and ending in the second fiscal quarter of 2025 pursuant to the terms of the dividend resolution	For
14.	To approve a renewal of the Capital Band and related amendments to the articles of association of TE Connectivity	For
15.	To approve a reduction of share capital for shares acquired under TE Connectivity's share repurchase program and related amendments to the articles of association of TE Connectivity	For
16.1	To approve amendments to TE Connectivity's articles of association relating to the general meeting and shareholders matters	For
16.2	To approve amendments to TE Connectivity's articles of association relating to hybrid and virtual general meetings of shareholders	For
16.3	To approve amendments to TE Connectivity's articles of association relating to the Board of Directors, compensation and mandates	For
17.	To approve an authorization relating to TE Connectivity's Share Repurchase Program	For
18.	To approve the TE Connectivity Ltd. 2024 Stock and Incentive Plan	For

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